EXHIBIT 4.1

JOINDER AND AMENDMENT TO INTERCREDITOR AGREEMENT

Wells Fargo Bank, National Association, as Agent
150 South Wacker Drive, Suite 2200
MAC N2814-220
Chicago, Illinois 60606

July 11, 2013

Deutsche Bank Trust Company Americas,
as Senior Secured Notes Collateral Agent for the Senior Secured Notes Claimholders
c/o Trust & Securities Services
60 Wall Street, MS NYC60-2710
New York, New York 10005
Attn: Corporates Team Deal Manager - Accuride

Reference is hereby made to (i) that certain Credit Agreement dated as of July 11, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “New Secured Agreement”), by and among Accuride Corporation, a Delaware corporation (the “Company”), and the Subsidiaries of the Company party thereto as “Borrowers” (collectively, with the Company, “Borrowers”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), and Wells Fargo Bank, National Association, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (each as defined therein) (in such capacity, together with its successors and assigns in such capacity, the “New ABL Agent”), and (ii) that certain Intercreditor Agreement, dated as of July 29, 2010 (as amended and/or supplemented from time to time, the “Intercreditor Agreement” (terms used without definition herein have the meanings assigned to such terms by the Intercreditor Agreement)), among the Initial ABL Agent thereunder and each Senior Secured Notes Agent thereunder.  The loans and other advances under the New Secured Agreement are being incurred to replace the Obligations (as defined in the Intercreditor Agreement) under the Initial ABL Credit Agreement (as defined in the Intercreditor Agreement), and as a result, the New Secured Agreement is an ABL Credit Agreement (as defined in the Intercreditor Agreement), and the New ABL Agent is the Agent (as defined in the New Secured Agreement) for Persons (the “New Secured Claimholders”), who are holders of obligations under the New Secured Agreement and the related loan documents.

A.      In consideration of the foregoing, effective as of the Effective Date (as defined in Section D below), the undersigned New ABL Agent hereby:

(i)         represents that the New Secured Claimholders have authorized the New ABL Agent to become a party to the Intercreditor Agreement on behalf of such New Secured Claimholders and to act as the ABL Agent on behalf of such New Secured Claimholders thereunder;

(ii)         acknowledges that the New ABL Agent has received a copy of the Intercreditor Agreement;

(iii)         acknowledges on behalf of itself and the other New Secured Claimholders that the Obligations under the New Secured Agreement constitute ABL Obligations for all purposes of the Intercreditor Agreement; and

(iv) accepts and acknowledges, on behalf of itself and the New Secured Claimholders, the terms of the Intercreditor Agreement applicable to the ABL Agent and the other ABL Claimholders and agrees on its own behalf and on behalf of the New Secured Claimholders to be bound by the terms thereof applicable to holders of ABL Obligations, with all the rights, duties and obligations of the ABL Claimholders under the Intercreditor Agreement and to be bound by all the provisions thereof as of the Effective Date of this Joinder and Amendment to Intercreditor Agreement and agrees that the New ABL Agent’s address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

Wells Fargo Bank, National Association, as Agent
150 South Wacker Drive, Suite 2200
MAC N2814-220
Chicago, Illinois 60606
Attn: Loan Portfolio Manager (Accuride)
Fax No.: (312) 332-0424

With a copy to:
McGuireWoods LLP
77 West Wacker Drive, Suite 4100
Chicago, Illinois 60601
Attn: Philip J. Perzek
Fax No.: (312) 698-4555

B.      In consideration of the foregoing, effective as of the Effective Date, the undersigned New ABL Agent and the Senior Secured Notes Collateral Agent hereby:

(i)         acknowledge that (a) the New Secured Agreement is an “ABL Credit Agreement” under the Intercreditor Agreement, (b) the Loan Documents (as defined in the New Secured Agreement) are “ABL Loan Documents” under the Intercreditor Agreement, (c) the New ABL Agent is an “ABL Agent” and an “ABL Administrative Agent” under the Intercreditor Agreement, (d) the New Secured Claimholders (including, without limitation, each member of the Lender Group and the Bank Product Providers (each as defined in the New Secured Agreement)) are “ABL Claimholders” under the Intercreditor Agreement, and (e) the Obligations (as defined in the New Secured Agreement) are “ABL Obligations” under the Intercreditor Agreement;

(ii)         agree that clause (k) in the definition of “ABL Priority Collateral” in Section 1.1 of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

“(k)           all books and Records relating to the items referred to in the preceding clauses (a) through (j) (including all books, databases, data processing software, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (j));  and”

(iii)         agree that clause (l) in the definition of “ABL Priority Collateral” in Section 1.1 of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

“(l)           all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.5, all proceeds, products, substitutions, replacements, accessions, cash, Money, insurance proceeds, Instruments, Securities, Security Entitlements, Financial Assets and Deposit Accounts (except Deposit Accounts containing identifiable Senior Secured Notes Priority Proceeds under clause (i) of the definition of “Senior Secured Notes Priority Collateral”, but only to the extent of such identifiable Senior Secured Notes Priority Proceeds) received as proceeds of any of the foregoing, but excluding identifiable proceeds from Senior Secured Notes Priority Collateral (collectively, “ ABL Priority Proceeds ”).”

(iv)         agree that the definition of “Cash Management Creditor” in Section 1.1 of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

“Cash Management Creditor” means any ABL Lender or any of its Affiliates providing any Cash Management Services.

(v)         agree that the definition of “Cash Management Services” in Section 1.1 of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

“Cash Management Services” means any one or more of the following financial products or accommodations extended to a Grantor by a Cash Management Creditor:  (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, (d) store or merchant value cards, or (e) any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

(vi)         agree that the definition of “ABL Co-Collateral Agents” in Section 1.1 of the Intercreditor Agreement and its use in each place it appears in the Intercreditor Agreement are hereby deleted in their entirety.

(vii)         agree that the definition of “Hedge Agreements” in Section 1.1 of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

“Hedge Agreements” means each “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

(viii)         agree that the definition of “Indebtedness” in Section 1.1 of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

“Indebtedness” means and includes:

(a)           all “Indebtedness” or any similar term within the meaning of the ABL Credit Agreement; and

(b)           all “Indebtedness” or any similar term within the meaning of the Senior Secured Notes Indenture or any Additional Pari Passu Senior Secured Notes Agreement, as applicable.

(ix)         agree that the definition of “Secured Cash Management Agreement” in Section 1.1 of the Intercreditor Agreement is hereby deleted in its entirety.

(x)         agree that the definition of “Secured Hedge Agreement Counterparty” in Section 1.1 of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

“Secured Hedge Agreement Counterparty” means any “Hedge Provider” or similar term within the meaning of the ABL Credit Agreement.

(xi)         agree that a definition of “Secured Hedging Obligations” is hereby added to Section 1.1 of the Intercreditor Agreement to read as follows:

“Secured Hedging Obligations” means any and all obligations or liabilities (other than Excluded Swap Obligations (as defined in the ABL Credit Agreement)), whether absolute or contingent, due or to become due, now existing or hereafter arising, of the Grantors arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Secured Hedge Agreement Counterparties.

(xii)         agree that a definition of “Wells Fargo ABL Refinancing Date” is hereby added to Section 1.1 of the Intercreditor Agreement to read as follows:

“Wells Fargo ABL Refinancing Date” means July 11, 2013.

(xiii)         agree that Section 5.3(a) of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

“(a)           Subject to Sections 5.3(c), 5.3(d) and 5.3(e), the ABL Loan Documents and Senior Secured Notes Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement.  The (i) ABL Obligations may be Refinanced without notice to, or the consent of the Senior Secured Notes Agent or the Senior Secured Notes Claimholders, and (ii) the Senior Secured Notes Obligations may be Refinanced without notice to, or consent of, the ABL Agent or the ABL Claimholders, in each case, without affecting the Lien subordination and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate the Senior Secured Notes Documents or the ABL Loan Documents, each as in effect on the Wells Fargo ABL Refinancing Date (or, if less restrictive, as in effect on the date of such amendment or Refinancing); provided, however, that, in each case, the lenders or holders of any such Refinancing debt that is purported to be secured by a Lien on any Collateral bind themselves in writing to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided.  For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Senior Secured Notes Obligations.”

(xiv)         agree that Section 5.3(e) of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

“(e)           (i)           So long as the Discharge of ABL Obligations has not occurred, the Senior Secured Notes Agent agrees that each Senior Secured Notes Security Document executed and delivered prior to the Wells Fargo ABL Refinancing Date shall include the following language (or similar language acceptable to the ABL Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to Deutsche Bank Trust Company Americas, as Senior Secured Notes Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by Wilmington Trust FSB, as Trustee hereunder, are subject to the provisions of the Intercreditor Agreement, dated as of July 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Deutsche Bank Trust Company Americas, as the Senior Secured Notes Collateral Agent, and Deutsche Bank Trust Company Americas, as the Initial ABL Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

(ii)           So long as the Discharge of ABL Obligations has not occurred, the Senior Secured Notes Agent agrees that each Senior Secured Notes Security Document executed and delivered on or after the Wells Fargo ABL Refinancing Date shall include the following language (or similar language acceptable to the ABL Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to Deutsche Bank Trust Company Americas, as Senior Secured Notes Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by Wilmington Trust FSB, as Trustee hereunder, are subject to the provisions of the Intercreditor Agreement, dated as of July 29, 2010 (as amended by that certain Joinder and Amendment to Intercreditor Agreement, dated as of July 11, 2013, and as further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Deutsche Bank Trust Company Americas, as the Senior Secured Notes Collateral Agent, and Wells Fargo Bank, National Association, as the ABL Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(xv)         agree that Section 5.3(f) of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

“(f)    So long as the Discharge of Senior Secured Notes Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document shall include the following language (or similar language acceptable to the Senior Secured Notes Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to Wells Fargo Bank, National Association, as Agent, pursuant to this Agreement and the exercise of any right or remedy by Agent hereunder, are subject to the provisions of the Intercreditor Agreement, dated as of July 29, 2010 (as amended by that certain Joinder and Amendment to Intercreditor Agreement,dated as of July 11, 2013, and as further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Wells Fargo Bank, National Association, as the ABL Agent, and Deutsche Bank Trust Company Americas, as the Senior Secured Notes Collateral Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

C.      Effective as of the Effective Date, the undersigned New ABL Agent hereby certifies that (i) a true, correct and complete copy of the New Secured Agreement and the principal Loan Documents are attached hereto as Exhibit A and (ii) the New Secured Agreement and the other Loan Documents are in full force and effect as of the date hereof.

D.      This Joinder and Amendment to Intercreditor Agreement shall be deemed effective as of July 11, 2013 (the “Effective Date”) on the day this Joinder and Amendment to Intercreditor Agreement has been executed and delivered by each of the parties hereto.

E.      THIS JOINDER AND AMENDMENT TO INTERCREDITOR AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have caused this Joinder and Amendment to Intercreditor Agreement to be duly executed by their respective duly authorized officers as of the date first written above.

NEW ABL AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent
By:	/s/ Chris Heckman
Name:	Chris Heckman
Title:	Authorized Signatory
SENIOR SECURED NOTES COLLATERAL AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely in its capacity as Notes Priority Collateral Agent under the Senior Secured Notes Indenture and Notes Priority Collateral Agent under the Senior Secured Notes Documents, as Senior Secured Notes Agent

By:	Deutsche Bank National Trust Company
By:	/s/Kelvin Vargas
Name:	Kelvin Vargas
Title:	Associate
By:	/s/Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Vice President

[Signatures continue on following page.]

[SIGNATURE PAGE TO JOINDER AND AMENDMENT TO INTERCREDITOR AGREEMENT]

Acknowledged, with respect to Section B(i) hereof,
as of the date first written above:

INITIAL ABL AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS, solely in its capacity as Initial ABL Agent and not in its individual capacity

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

By:	/s/ Peter Cucchiara
Name:	Peter Chucchiara
Title:	Vice President

[Signatures continue on following page.]

[SIGNATURE PAGE TO JOINDER AND AMENDMENT TO INTERCREDITOR AGREEMENT]

The Company and each of the Company Subsidiaries hereby represent and warrant to each Agent on the Effective Date (a) the New Secured Agreement meets the requirements set forth in the definition of, and is hereby designated as, the “ABL Credit Agreement” under the Intercreditor Agreement, (b) the Loan Documents (as defined in the New Secured Agreement) are hereby designated as “ABL Loan Documents” under the Intercreditor Agreement, (c) the New ABL Agent is hereby designated as “ABL Agent” and “ABL Administrative Agent” under the Intercreditor Agreement, (d) the New Secured Claimholders (including, without limitation, each member of the Lender Group and the Bank Product Providers (each as defined in the New Secured Agreement)) are hereby designated as “ABL Claimholders” under the Intercreditor Agreement, and (e) the Obligations (as defined in the New Secured Agreement) are hereby designated as “ABL Obligations” under the Intercreditor Agreement.

Company:

ACCURIDE CORPORATION,
a Delaware corporation

By:	/s/ Gregory A. Risch
Name:	Gregory A. Risch
Title:	Vice President and Chief Financial Officer

Company Subsidiaries:

ACCURIDE CUYAHOGA FALLS, INC.
ACCURIDE DISTRIBUTING, LLC
ACCURIDE EMI, LLC
AOT INC.
ERIE LAND HOLDING, INC.
BOSTROM HOLDINGS, INC.
BOSTROM SEATING, INC.
BOSTROM SPECIALTY SEATING, INC.
BRILLION IRON WORKS, INC.
GUNITE CORPORATION
IMPERIAL GROUP HOLDING CORP. — 1
IMPERIAL GROUP HOLDING CORP. — 2
JAII MANAGEMENT COMPANY
TRANSPORTATION TECHNOLOGIES
INDUSTRIES, INC.
TRUCK COMPONENTS INC.

By:	/s/ Gregory A. Risch
Name:	Gregory A. Risch
Title:	Vice President

[SIGNATURE PAGE TO JOINDER AND AMENDMENT TO INTERCREDITOR AGREEMENT]

ACCURIDE ERIE L.P.

By:	AKW GENERAL PARTNER L.L.C., as General Partner

By: ACCURIDE CORPORATION, as Sole Member

By:	/s/ Gregory A. Risch
Name:	Gregory A. Risch
Title:	Vice President and Chief Financial Officer

ACCURIDE HENDERSON LIMITED LIABILITY COMPANY AKW GENERAL PARTNER L.L.C.

By:	ACCURIDE CORPORATION, as Sole Member

By:	/s/ Gregory A. Risch
Name:	Gregory A. Risch
Title:	Vice President and Chief Financial Officer

IMPERIAL GROUP, L.P.

By:	IMPERIAL GROUP HOLDING CORP.-1, its General Partner

By:	/s/ Gregory a. Risch
Name:	Gregory A. Risch
Title:	Vice President

[SIGNATURE PAGE TO JOINDER AND AMENDMENT TO INTERCREDITOR AGREEMENT]

Exhibit A

Wells Fargo ABL Loan Documents

[See attached.]